UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2007
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 3, 2007, our Board of Directors approved an amendment and restatement of our Bylaws, effective as of the same date. The amendments (i) clarify that some or all of our shares of securities may be issued as uncertificated shares in accordance with the Direct Registration System requirements of the New York Stock Exchange, (ii) update the notice procedures for notice to directors and stockholders and proxy provisions to reflect modern day practices and procedures in accordance with Delaware law, and (iii) require the Board of Directors to appoint the chief executive officer and chief financial officer and to allow the Board of Directors to delegate the appointment of the chairman, president and treasurer to its designee.
The above summary is qualified in its entirety by the full text of the Bylaws attached hereto as an exhibit and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit
3	Bylaws of Jefferies Group, Inc., as amended and restated on December, 3, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: December 3, 2007	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3	Bylaws of Jefferies Group, Inc., as amended and restated on December, 3, 2007